                                    EXHIBIT D

                     MEMBERSHIP INTEREST PURCHASE AGREEMENT


         This Membership Interest Purchase Agreement (the "Agreement") is made as of this 27th day of December, 2000, by and between Pepsi-Cola Metropolitan Bottling Company, a New Jersey corporation ("Metro"), PepsiCo, Inc., a North Carolina corporation ("PepsiCo"), and Midwest Beverage Holdings, LLC, a Minnesota limited liability company ("Midwest").

                                 R E C I T A L S

         FIRST, Metro currently owns thirty and one-tenth percent (30.1%) of the issued and outstanding Class A membership interest ("Class A Membership Interest") in Dakota Holdings, LLC, a Minnesota limited liability company ("Dakota Holdings").

         SECOND, Dakota Holdings owns 12,478,291 shares of common stock of Whitman Corporation and 2,201,445 shares of common stock of PepsiCo.

         THIRD, the rights of the Class B membership interest in Dakota Holdings to income, profits and distributions are determined solely by reference to the PepsiCo stock owned by Dakota Holdings and the rights of Class A Membership Interests in profits, losses and distributions are determined by excluding the profits, losses and value of the PepsiCo stock.

         FOURTH, Metro's investment in Dakota Holdings is evidenced by and subject to the terms and conditions of the Amended and Restated Limited Liability Company Agreement of Dakota Holdings, LLC dated November 30, 2000(the "LLC Agreement").

         FIFTH, Midwest desires to purchase, and Metro desires to sell, that portion of Metro's Class A Membership Interest in Dakota Holdings equal to thirteen and seventy one one-hundredths percent (13.71%) of the issued and outstanding Class A Membership interest in Dakota Holdings, subject to all terms and conditions set forth in this Agreement (the "Transfer").

         NOW, THEREFORE, in consideration of the foregoing premises and the covenants and agreements set forth hereinafter, and for other good and valuable consideration, it is hereby agreed as follows:

         1. RECITALS. The Recitals hereto are incorporated by reference and form a part of this Agreement.

         2. PURCHASE PRICE FOR CLASS A MEMBERSHIP INTEREST. Metro does hereby sell, transfer and deliver to Midwest, and Midwest hereby purchases from Metro, that portion of Metro's Class A Membership Interest in Dakota Holdings equal to thirteen and seventy one one-hundredths percent (13.71%) (the "Transferred Membership Interest") of the issued and outstanding Class A Membership interests in Dakota Holdings for an aggregate purchase price of $24,998,685.08.

         3. METHOD OF PAYMENT FOR INTEREST. Midwest shall pay Metro for the Transferred Membership Interest by wire transfer concurrently with the execution of this Agreement.


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         4. DELIVERY OF DOCUMENTS.  Contemporaneously with the signing of this Agreement, Metro shall deliver to Midwest: (a) an Assignment of Membership Interest in the form of Exhibit A attached hereto, which Midwest agrees to execute simultaneously with the execution of this Agreement, and
(b) a consent of members of Dakota Holdings to the Transfer as required under section 9.1 of the LLC Agreement and to the making of section 754 election as required by section 8.3(f) of the LLC Agreement ("Consent") signed by Metro, PepsiCo and Beverages, Food & Service Industries, Inc. ("BFSI"). Midwest shall deliver a Consent signed by Pohlad Companies and Beverage Investment, LLC. Additionally, Metro, Midwest and the other members of Dakota Holdings shall, simultaneously with execution of this Agreement, enter into an Amendment to the Limited Liability Company Agreement for Dakota Holdings (the "Amendment") reflecting the admission of Midwest as a Member of Dakota Holdings.

         5. REPRESENTATIONS OF METRO AND PEPSICO. Metro and PepsiCo represent and warrant to Midwest that:

             a. AUTHORIZATION AND ENFORCEABILITY. All corporate action on the part of Metro and PepsiCo necessary for the authorization, execution and delivery of this Agreement and the Amendment and the documents and instruments executed in connection therewith has been taken, and this Agreement, the Amendment and all documents and instruments executed in connection therewith constitute valid and legally binding obligations of Metro and PepsiCo, enforceable against Metro and PepsiCo in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement of creditors rights generally, or as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

             b. TITLE TO TRANSFERRED MEMBERSHIP INTEREST. Metro is the owner, free and clear of any security interests, mortgages or liens, of the Transferred Membership Interest.

             c. NO CONSENTS. No consent, order, or authorization of, or registration, declaration or filing with, any person, is required to be made or received by PepsiCo or Metro in connection with the execution and delivery of this Agreement or the consummation of the Transfer.

         6. REPRESENTATIONS OF MIDWEST. Midwest represents and warrants to Metro that:

             a. AUTHORIZATION AND ENFORCEABILITY. All corporate action on the part of Midwest necessary for the authorization, execution and delivery of this Agreement and the Amendment and the documents and instruments executed in connection therewith has been taken, and this Agreement, the Amendment and all documents and instruments executed in connection therewith constitute valid and legally binding obligations of Midwest, enforceable against Midwest in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement of creditors rights generally, or as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.


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             b. INVESTMENT REPRESENTATIONS.  The Transferred Membership
         Interest is being acquired for Midwest's own account and for investment and without the intention of reselling or redistributing the Transferred Membership Interest. Midwest has made no agreement with others regarding the Transferred Membership Interest except as set forth in this Agreement and in the Second Restated Partnership Agreement. Midwest will not transfer the Transferred Membership Interest or any fraction thereof to any person who does not similarly represent and warrant that it will not transfer such interest or fraction thereof to any person who does not similarly represent and warrant. Midwest realizes that its investment in Dakota Holdings is a long term investment and that its financial condition is such that it is not likely that it will be necessary for Midwest to dispose of the Transferred Membership Interest in the foreseeable future. Midwest understands that an investment in Dakota Holdings is speculative, but because the owners of Midwest have substantial experience in evaluating and investing in transactions similar to Dakota Holdings, it is capable of evaluating the merits and risks of its investment in Dakota Holdings and has the capacity to protect its own interests, and believes that this investment is suitable for it based upon its investment objectives and financial needs.

             c. NO CONSENTS. No consent, order, or authorization of, or registration, declaration or filing with, any person, is required to be made or received by Midwest in connection with the execution and delivery of this Agreement or the consummation of the Transfer.

         7. MISCELLANEOUS.

             a. SURVIVAL OF WARRANTIES. The representations and warranties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the delivery of the Transferred Membership Interest to Midwest hereunder, and shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

             b. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder and all other instruments or documents delivered pursuant hereto shall be construed in accordance with and governed by the laws of the state of Minnesota, and may be executed in counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same document.

             c. ENTIRETY OF AGREEMENT. This Agreement, together with the Amendment, states the entire agreement of the parties with respect to the subject matter hereof, and merges and supersedes all prior negotiations, agreements, understandings and letters of intent, if any there be.

             d. AMENDMENT. This Agreement may be modified or amended only by an instrument in writing duly signed by the parties hereto.

             e. TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.


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             f. BROKERS OR FINDERS.  Each of Metro and Midwest hereby represent and warrant to the other that neither has incurred, directly or indirectly, any liability for brokerage or finders fees or agent's commissions or similar charges in connection with the transaction contemplated by this Agreement.

             g. EXPENSES. Each of Metro and Midwest shall bear their own expenses incurred with respect to the this Agreement and the transaction contemplated hereby.

             h. SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law such provisions, to the extent necessary, shall be severed from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.


                  (Remainder of page left intentionally blank)


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       PEPSI-COLA METROPOLITAN BOTTLING COMPANY


                                       By:  /s/ W. Timothy Heaviside
                                       Its:  Vice President

                                       PEPSICO, INC.


                                       By:  /s/ W. Timothy Heaviside
                                       Its:  Vice President


                                       MIDWEST BEVERAGE HOLDINGS, LLC


                                       By:  /s/ John F. Bierbaum
                                       Its:  Vice President


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                                 EXHIBIT A

                       ASSIGNMENT OF MEMBERSHIP UNITS


For value received, the undersigned, Pepsi-Cola Metropolitan Bottling Company, a New Jersey Corporation, hereby sells, assigns and transfers unto Midwest Beverage Holdings, LLC, a Minnesota limited liability company, its rights and interests in thirteen and seventy one one-hundredths percent (13.71%) of the Class A membership interest in Dakota Holdings, LLC, a Delaware limited liability company (the "Company"), standing in its name on the books of the Company and does hereby irrevocably constitute and appoint ________________________ as attorney to transfer the said Class A Membership Interest on the books of the Company with full power of substitution in the premises.
Dated:                                 PEPSI-COLA METROPOLITAN BOTTLING COMPANY
        ----------------------------


                                                     By:
                                                        ------------------------
                                                     Its:
                                                         -----------------------


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